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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               ------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


        Date of Report: (Date of earliest event reported): August 5, 2003


                          ENCYSIVE PHARMACEUTICALS INC.
             (Exact name of registrant as specified in its charter)


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
        DELAWARE                         0-20117                              13-3532643
(State of Incorporation)         (Commission File Number)        (IRS Employer Identification No.)
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                            6700 WEST LOOP, 4TH FLOOR
                              BELLAIRE, TEXAS 77401
              (Address of Registrant's principal executive offices)


                                 (713) 796-8822
              (Registrant's telephone number, including area code)


                         TEXAS BIOTECHNOLOGY CORPORATION
                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON AUGUST 5, 2003 REGARDING THE COMPANY'S MAJORITY-OWNED AFFILIATE, REVOTAR BIOPHARMACEUTICALS AG.

ENCYSIVE ANNOUNCES ITS MAJORITY-OWNED SUBSIDIARY, REVOTAR BIOPHARMACEUTICALS AG, REPORTED POSITIVE DATA IN ASTHMA WITH SMALL MOLECULE SELECTIN ANTAGONIST

Houston, TX - (August 5, 2003) - Encysive Pharmaceuticals (NASDAQ: ENCY) today announced that its majority-owned German affiliate, Revotar Biopharmaceuticals AG, reported positive results with bimosiamose in a 12 patient, double-blind, cross-over, allergen challenge study in mild asthmatics. The results demonstrated for the first time that a small molecule selectin antagonist can decrease Late Asthmatic Response (LAR), a standard measure of asthma, in patients following allergen challenge.

The study with bimosiamose achieved its primary endpoint of LAR decline vs. maximum FEV1 baseline values (p=0.05, Wilcoxon Signed Rank Test). This endpoint is recommended by the American Thoracic Society for asthma studies of this type. Bimosiamose was also shown to be well tolerated.

"These intriguing results point to a potentially important new approach in the treatment of asthma," said Bruce D. Given, M.D., President and CEO of Encysive Pharmaceuticals Inc. "We view these findings as proof-of-concept that, taken together with previous pilot study results in psoriasis, support additional work in asthma and other diseases associated with inflammation."

Bimosiamose is a pan-selectin antagonist under development by Revotar. In addition to asthma, the company is evaluating bimosiamose in psoriasis and atopic dermatitis. For a complete copy of the Revotar announcement please visit the Revotar web site at www.revotar-ag.de

ABOUT REVOTAR BIOPHARMACEUTICALS AG

Revotar Biopharmaceuticals AG is a privately held German company, majority owned by Encysive Pharmaceuticals. The other investors are bmp AG and Medipoint Venture Fonds GmbH, both located in Berlin, Germany. Revotar is located in Hennigsdorf, State of Brandenburg, Germany, and is committed to the discovery and development of small molecule drugs to treat inflammation. Revotar Biopharmaceuticals AG owns proprietary rights to the development of small molecules against Macrophage Migration Inhibitor (MIF), and the Junctional Adhesion Molecule-1 (JAM-1) and its interaction with LFA-1. Its lead compound bimosiamose (small molecule selectin antagonist) is also being developed in Phase II clinical trials for the topical treatment of psoriasis and atopic dermatitis. Other indications such as COPD, inflammatory bowel disease, reperfusion injury, sepsis, rheumatoid arthritis and transplantation may also become promising targets for selectin antagonists. To learn more about Revotar Biopharmaceuticals AG please visit their web site: www.revotar-ag.de

ABOUT ENCYSIVE PHARMACEUTICALS

Encysive Pharmaceuticals, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for our expertise in small molecule drug

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development and vascular biology. Argatroban, our first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Encysive Pharmaceuticals is in Phase III development of the endothelin antagonist, sitaxsentan, for pulmonary arterial hypertension. Our majority-owned affiliate, Revotar Biopharmaceuticals AG, is in Phase II development with the selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis. Encysive Pharmaceuticals has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about
Encysive Pharmaceuticals please visit our web site: www.encysive.com.

                                      # # #

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required government approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Encysive Pharmaceuticals, including as Texas Biotechnology Corporation, has filed with the Securities and Exchange Commission. The company undertakes no duty to update of revise these forward-looking statements.


                            [SIGNATURE PAGE FOLLOWS]

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date August 5, 2003              ENCYSIVE PHARMACEUTICALS INC.


                                 /s/ Stephen L. Mueller
                                 -----------------------------------------------
                                 Stephen L. Mueller
                                 Vice-President, Finance and Administration
                                 Secretary and Treasurer